Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds. Such reference is included in the Statement of Additional Information of the Waterville Large Cap Value Fund under “Independent Registered Public Accounting Firm”.

                                        Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
October 30, 2009